Exhibit 3.3

Corporations Section PO Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

THW Emergency Management of Houston, Inc.

File Number: 800807625

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 04/26/2007

Effective: 04/26/2007

Roger Williams Secretary of State

Phone: (512) 463-5555 Prepared by: Katy Blaylock	Come visit us on the internet at http.//www.sosstatetx.us/ Fax: (512) 463-5709 TID: 10306	Dial: 7-1-1 for Relay Services Document: 168614760002

Form 201 (Revised 1/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711- 3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $300		This space reserved for office use.
	Certificate of Formation For-profit Corporation	FILED In the Office of the Secretary of State of Texas APR 26 2007 Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

THW Emergency Management of Houston, Inc.

The name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation of one of these terms.

Article 2 – Registered Agent and Registered Office

(Select and complete either A or B and complete C)

☒  A.    The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

☐  B.    The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C.	The business address of the registered agent and the registered office address is:

701 Brazos Street, Suite 1050	Austin	TX	78701
Street Address	City	State	Zip Code

Article 3 – Directors

(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

H. Lynn		Massingale	MD
First Name	M.I.	Last Name	Suffix

1900 Winston Road, Suite 300	Knoxville	TN	37919	USA
Street or Mailing Address	City	State	Zip Code	Country

Greg		Roth
First Name	M.I.	Last Name	Suffix

1900 Winston Road, Suite 300	Knoxville	TN	37919	USA
Street or Mailing Address	City	State	Zip Code	Country

Director 3

First Name	M.I.	Last Name	Suffix

Street or Mailing Address	City	State	Zip Code	Country

Article 4 – Authorized Shares

(Provide the number of shares in the space below then select option A, or option B, do not select both.)

The total number of shares the corporation is authorized to issue is: 1,000

☐  A.    The par value of each of the authorized shares is: _______________________________________________

OR

☒  B.    The shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the part value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form

Article 5 – Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer:

John Stair

Name

1900 Winston Road, Suite 300	Knoxville	TN	37919
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A.  ☒    This document becomes effective when the document is filed by the secretary of state.

B.  ☐    This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: __________________________________________

C.  ☐    This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: _______________________________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: April 23, 2007

Signature of organizer

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